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                                                            EXHIBIT NO. 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information, included in Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, No 33-1657) of MFS Series Trust X.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated July 12, 2005, with respect to the financial statements and financial highlights of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund, MFS Emerging Markets Equity Fund, MFS International Value Fund and MFS International Growth Fund (seven of the portfolios of MFS Series Trust X) included in the Annual Report to Shareholders for the fiscal year ended May 31, 2005.

                                                    ERNST & YOUNG LLP
                                                    ----------------------------
                                                    Ernst & Young LLP


Boston, Massachusetts
September 23, 2005